EXHIBIT 23

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-60180) pertaining to the Amended and Restated Stock Option Plan (1986), the Registration Statement (Form S-8 No. 33-16250) pertaining to the Amended and Restated Stock Purchase Plan, The Registration Statement (Form S-8 No. 33-60285) pertaining to the Key Executives and Non-Employees Directors Stock Option Plan (1993), as amended, the Registration Statement (Form S-8 No. 33-60289) pertaining to the Stock Option and Incentive Stock Plan (1995), the Registration Statements (Form S-3 No. 33-51775 and No. 33-51775-01) and the Registration Statements (Form S-3 No.333-38347 and No. 333-38347-01) and related Prospectus of Toll Brothers, Inc. of our report dated December 9, 1997, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc.included in the Annual Report (Form 10-K) for the year ended October 31, 1997, filed with the Securities and Exchange Commission.

Philadelphia, Pennsylvania
January 9, 1998

                                  /s/ Ernst & Young LLP